Exhibit 10.43

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of November 30, 1998, is made by AMERICAN PRESCRIPTION PROVIDERS, INC., a Delaware corporation (“Debtor”) in favor of McKESSON CORPORATION, a Delaware corporation (“McKesson”).

WHEREAS, Debtor is obligated to McKesson under that certain “Credit Agreement” executed on or about the date hereof, a “Supply Agreement” (as that term is defined in the Credit Agreement), and certain other “Loan Documents” (as that term is also defined in the Credit Agreement) to which Debtor is a party.

WHEREAS, McKesson’s obligations under the Loan Documents are conditioned upon the full and complete satisfaction of certain conditions precedent, including the execution and delivery of this Agreement to McKesson (among other things).

Debtor and McKesson hereby agree as follows:

SECTION 1 Definitions; Interpretation.

(a) All capitalized terms used in this Agreement (including in the Preamble hereof) and not otherwise defined in this Agreement shall have the meanings assigned to them in the Credit Agreement

(b) As used in this Agreement (including in the Preamble hereof), the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Credit Agreement” means that certain Credit Agreement of even date herewith between McKesson and American Prescription Providers, Inc., as amended from time to time.

“Documents” means this Agreement, the Loan Documents, the Supply Agreement and all other certificates, documents, agreements and instruments delivered to McKesson under the Credit Agreement or in connection with the Obligations.

“Event of Default” has the meaning set forth in Section 8.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

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“Obligations” means the indebtedness, liabilities and other obligations of Debtor to McKesson, whether created under, arising out of or in connection with this Agreement, the Credit Agreement, any of the other Documents or otherwise, including, without limitation, all unpaid principal of any Loans, all interest accrued thereon, all fees and all other amounts payable by Debtor to McKesson thereunder, in connection therewith, or in connection with the Supply Agreement or any other contract in favor of McKesson to which Debtor is a party, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

“Permitted Lien” means (i) any Lien in favor of McKesson; (ii) any Liens existing as of the date hereof and disclosed in writing to McKesson; (iii) Liens which constitute Permitted Liens under the Credit Agreement, as if the “Debtor” herein were treated as though it were the “Borrower” in the section(s) defining Permitted Liens in the Credit Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Security Interest.

(a) As security for the payment and performance of the Obligations, Debtor hereby pledges, assigns, transfers, hypothecates and sets over to McKesson, and hereby grants to McKesson a security interest in, all of Debtor’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”):

(i) all assets of whatever kind, nature or character, now or hereafter acquired by the Debtor from APP Plus, Inc. or any of its subsidiaries, whether such acquisition occurred directly or through an intermediate transferee, for example, the corporate parent of Debtor, which then transferred such assets to Debtor;

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(ii) all accounts, accounts receivable, contract rights, rights to payment, chattel paper, letters of credit, letter-of-credit rights, proceeds of letters of credit, documents, securities, money and instruments, investment securities, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to Debtor, however evidenced;

(iii) all deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose;

(iv) all inventory, including, without limitation, all materials, raw materials, parts, components, work in progress, finished goods, merchandise, supplies, and all other goods which are held for sale, lease or other disposition or furnished under contracts of service or consumed in Debtor’s business, including, without limitation, those held for display or demonstration or out on lease or consignment (collectively, “Inventory”);

(v) all equipment, including, without limitation, all machinery, furniture, furnishings, fixtures, trade fixtures, tools, parts and supplies, automobiles, trucks, tractors and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing;

(vi) all general intangibles and other personal property of Debtor, including, without limitation, (A) all tax and other refunds, rebates or credits of every kind and nature to which Debtor is now or hereafter may become entitled; (B) all intellectual property and all rights therein of any type or description, including, without limitation, all inventions and discoveries, patents and patent applications, copyrights and applications for copyright (together with the underlying works of authorship) whether or not registered, together with any renewals and extensions thereof, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, other license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs, and the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets, and all licenses relating to any of the foregoing, all reissuance, continuations and continuations-in-part of the foregoing, all other rights derived from or associated with the foregoing, including the right to sue and recover for past infringement, and all income and royalties with respect thereto; (C) all good will, choses in action and causes of action; (D) all interests in limited and general partnerships and limited liability companies; and (E) all indemnity agreements, guaranties, insurance policies, insurance claims, and other contractual, equitable and legal rights of whatever kind or nature;

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(vii) all books, records and other written, electronic or other documentation in whatever form maintained by or for Debtor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral; and

(viii) all products and proceeds, including insurance proceeds, of any and all of the foregoing.

(b) Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by McKesson of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) McKesson shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall McKesson be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include, any general intangibles of Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under, the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term “Collateral” shall include, (A) any general intangible which is an account receivable or a proceed of, or otherwise related to the enforcement or collection of, any account receivable, or goods which are the subject of any account receivable, (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party’s consent with respect to any such otherwise excluded general intangibles, such general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term “Collateral.”

(d) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 19 hereof.

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SECTION 3 Financing Statements, Etc. Debtor shall execute and deliver to McKesson concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to McKesson, and take all other action, as McKesson may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of McKesson in the Collateral and to accomplish the purposes of this Agreement.

SECTION 4 Representations and Warranties. Debtor represents and warrants to McKesson that:

(a) Debtor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation as set forth in the Representation Certificate and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or. agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement, although in order to perfect the liens and security interests granted pursuant to this Agreement, filings of UCC-1 financing statements may be necessary.

(d) Debtor’s chief executive office and principal place of business is located at the address set forth in the Representation Certificate; all other locations where Debtor conducts business or Collateral is kept are set forth in the Representation Certificate; and all trade names and fictitious names under which Debtor at any time in the past has conducted or presently conducts its business operations are set forth in the Representation Certificate.

(e) Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

(f) All of Debtor’s U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trade marks, service marks and trade names, are set forth in the Representation Certificate.

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SECTION 5 Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

(a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or McKesson’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c) Debtor shall give prompt “written notice to McKesson (and in any event not later than 10 days following any change described below in this subsection) of: (i) any change in the location of Debtor’s chief executive office or principal place of business, (ii) any change in the locations set forth in the Representation Certificate; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in the Representation Certificate; (v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (vi) any change in the Debtor’s jurisdiction of incorporation; and (vii) any change in Debtor’s federal taxpayer identification number.

(d) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates and which is otherwise acceptable to McKesson. Insurance on the Collateral shall name McKesson as additional insured and as loss payee. Upon the request of McKesson, Debtor shall furnish McKesson from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Debtor shall also furnish to McKesson at least once in each calendar year a certificate of Debtor’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. All insurance policies required under this subsection (d) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days’ prior written notice to Debtor and McKesson. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle McKesson to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (d) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Debtor.

(e) All insurance policies shall provide that any losses payable thereunder be payable directly to McKesson unless written authority to the contrary is obtained. In the event that Debtor shall receive any proceeds of any insurance (other than in respect of third party liability insurance) it shall immediately cause such proceeds to be paid over to McKesson. If the Collateral shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Debtor shall give prompt notice thereof to McKesson. Additionally, Debtor shall in any event

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promptly give McKesson notice of all reports made to insurance companies in respect of any claim in excess of $10,000. No settlement on account of any loss covered by insurance shall be made for less than insured value without the consent of McKesson. In its sole discretion McKesson may apply all or any portion of such insurance proceeds to the payment of Obligations or may release all or any portion thereof to Debtor, provided that so long as no Default or Event of Default has occurred, should the insurance proceeds paid for a particular loss be $200,000 or less and such proceeds fully cover the loss (absent the applicable deductible, if any) McKesson agrees to release such proceeds to Debtor so long as Debtor then uses such proceeds to replace the Collateral that has been lost or to acquire new Collateral.

(f) Debtor shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing McKesson’s security interest hereunder.

(g) Debtor shall not surrender or lose possession of (other than to McKesson), or sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted, while any Event of Default exists.

(h) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

(i) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(j) Debtor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Credit Agreement or any other Document.

(k) Upon the request of McKesson, Debtor shall (i) immediately deliver to McKesson, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that McKesson is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of McKesson from such securities intermediaries, In form and substance satisfactory to McKesson, with respect to any investment property, as requested by McKesson, (iii) mark all documents and chattel paper with such legends as McKesson shall reasonably specify, and (iv) obtain consents from any letter of credit issuers with respect to the assignment to McKesson of any letter of credit proceeds.

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(l) Debtor shall at any reasonable time and from time to time permit McKesson, or any of its agents or representatives to visit the premises of Debtor and inspect the Collateral and to examine and make copies of and abstracts from the records and books of account of Debtor.

(m) Debtor shall: (i) with such frequency as McKesson may require, furnish to McKesson such lists of customers and other information relating to the accounts and other rights to payment as McKesson shall reasonably request (which information McKesson agrees to treat as confidential so long as doing so would not interfere with McKesson’s rights as a secured creditor or its ability to assign participations or interests in the Loans or the Loan Documents to third parties consistent with the provisions of the other Loan Documents); (ii) give only normal discounts, allowances and credits as to accounts and other rights to payment, in the ordinary course of business, according to normal trade practices utilized by Debtor, and enforce all accounts and other rights to payment strictly in accordance with their terms, except that Debtor may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any account or other right to payment, in the ordinary course of business, according to normal and prudent trade practices utilized by Debtor; and (iii) upon the request of McKesson (A) at any time, notify all or any designated portion of the account debtors and other obligors on the accounts and other rights to payment of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the accounts and other rights to payment or any designated portion thereof that payment shall be made directly to McKesson or to such other Person or location as McKesson shall specify.

(n) Debtor shall, at such times as McKesson shall reasonably request, prepare and deliver to McKesson a report of all Inventory, in form and substance satisfactory to McKesson, which need not be duplicative of other reports prepared and provided to McKesson pursuant to the other Loan Documents, provided that Debtor identifies for McKesson where the requested information can be located in the existing reports.

(o) Debtor shall (i) notify McKesson of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or McKesson’s Lien thereon; (ii) furnish to McKesson such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as McKesson may reasonably request, all in reasonable detail; and (iii) upon reasonable request of McKesson make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral, provided that none of the foregoing need be duplicative of other reports prepared and provided to McKesson pursuant to the other Loan Documents, provided that Debtor identifies for McKesson where the requested information can be located in the existing reports.

(p) If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify McKesson thereof and (ii) hereby authorizes McKesson to modify, amend, or supplement the Representation

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Certificate and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(q) Debtor shall not enter into any agreement (including any license or royalty agreement) pertaining to any of its patents, copyrights, trademarks, service marks and trade names, except for non-exclusive licenses in the ordinary course of business.

(r) Debtor shall give McKesson immediate notice of the establishment of any new deposit account and any new securities account with respect to any investment property.

SECTION 6 Collection of Accounts. Until McKesson exercises its rights here-under to collect the accounts and other rights to payment, Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of McKesson, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor shall be held in trust for McKesson and, in accordance with McKesson’s instructions, remitted to McKesson or deposited to an account of McKesson in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of McKesson, upon and after the occurrence of any Event of Default, McKesson shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Debtor shall be held in trust for McKesson and, in accordance with McKesson’s instructions, remitted to McKesson or deposited to an account with McKesson in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, McKesson shall have the right, upon the occurrence of an Event of Default, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if McKesson were the absolute owner thereof; provided that McKesson shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

SECTION 7 Authorization; McKesson Appointed Attorney-in-Fact. McKesson shall have the right to, in the name of Debtor, or in the name of McKesson or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints McKesson (and any of McKesson’s officers, employees or agents designated by McKesson) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of McKesson’s security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which McKesson may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and McKesson’s security interest therein and to accomplish the purposes of this Agreement. McKesson agrees

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that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to McKesson, pursuant to clauses (ii) and (iii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law; all that McKesson shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8 Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Any Event of Default under the Credit Agreement.

(b) Any material impairment in the value of the Collateral or the priority of McKesson’s Lien hereunder.

(c) Any levy upon, seizure or attachment of any of the Collateral.

(d) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 days after the occurrence of any such event, Debtor furnishes to McKesson evidence satisfactory to McKesson that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming McKesson is an additional named insured or loss payee).

SECTION 9 Remedies.

(a) Upon the occurrence and continuance of any Event of Default, McKesson may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, McKesson may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to McKesson therefor) at public or private sale, by one or more contracts, in one or more lots or parcels, at the same or different times, for cash or credit, or for future delivery without assumption, of any credit risk, all as McKesson deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by McKesson. McKesson shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Debtor hereby agrees that the sending of notice in the manner provided in Section 9.2 of the Credit Agreement as though the Debtor hereunder were the Borrower under the Credit Agreement (i.e., notice is to be given to the Borrower even if the Debtor hereunder is a Subsidiary of Borrower), of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that McKesson may

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provide Debtor shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

(b) For the purpose of enabling McKesson to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, Debtor hereby grants to McKesson an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and sufficient rights of quality control in favor of Debtor to avoid the invalidation of any trademarks, service marks or trade names subject to the license.

(c) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first to the payment of the reasonable costs and expenses of McKesson in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to McKesson pursuant to Section 13 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to McKesson for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 10 Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require McKesson (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in McKesson’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against McKesson arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 11 Notices. Subject to Section 9 of this Agreement, all notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent by telegram, telex, facsimile, or overnight courier, or delivered by hand to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or three (3) Business Days after deposit in the mail, first class (or by air mail, with respect to communications to be sent to or from the United States); (iii) if sent by overnight courier, on the next succeeding Business Day after timely delivery of such written notice to the overnight courier service; and (iv) if sent by facsimile, telex or telegram transmission, when sent.

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SECTION 12 No Waiver Cumulative Remedies. No failure on the part of McKesson to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right,, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights., remedies, powers and privileges that may otherwise be available to McKesson.

SECTION 13 Costs and Expenses.

(a) Debtor agrees to pay on demand:

(i) all title, appraisal, survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by McKesson in connection with this Agreement or the Collateral; and

(ii) all costs and expenses of McKesson, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Credit Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b) Any amounts payable to McKesson under this Section 13 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Credit Agreement.

SECTION 14 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, McKesson and their respective successors and assigns.

SECTION 15 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

SECTION 16 Entire Agreement Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 17 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason

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it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 19 Termination. Upon payment and performance in full of all Obligations, this Agreement shall terminate and McKesson shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to McKesson hereunder, provided, however. that the obligations of Debtor under Section 13 hereof shall survive such termination.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

DEBTOR

AMERICAN PRESCRIPTION PROVIDERS, INC.

By:	/s/ Sam P. Sears
Title:	Vice Chairman & Treasurer

American Prescription Providers, Inc. 50 Republic Road Melville, New York 11747

Attn:
Fax:

SECURED PARTY

McKESSON CORPORATION

By:	/s/ Ana Schrank
Title:	Director—Financial Services

McKesson Corporation One Post Street San Francisco, CA 94104 Attn: Director of Financial Services Fax: (415) 732-2967

13.